Exhibit 31.1(A)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) AND SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Eric Hakmiller, certify that:

1.          I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Lincolnway Energy, LLC; and

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 4, 2017	By:	/s/ Eric Hakmiller
Eric Hakmiller, President and Chief Executive Officer
(Principal Executive Officer)